UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2005

WILSON BROTHERS USA, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51095	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1072 U.S. Highway 175 Kaufman, Texas	75142
(Address of principal executive offices)	(Zip Code)

(972) 962-5484

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 14, 2005, Wilson Brothers USA, Inc. (the “Company”) received notice that a hearings panel designated by the Board of Governors of the National Association of Securities Dealers, Inc. has determined the Company’s common stock is no longer eligible for quotation on the Over-the-Counter Bulletin Board (the “OTC-BB”) because the Company failed to timely file its most recent annual report on Form 10-KSB with the Securities and Exchange Commission. As of June 16, 2005, the Company’s common stock will no longer be quoted on the OTC-BB. As a result of this action, holders of the Company’s common stock may be unable to readily sell the stock they hold or may not be able to sell it at all. The failure to meet the eligibility requirements to be traded on the OTC-BB may constitute a default under certain agreements we have entered into and could materially and adversely affect our business and future prospects. The Company anticipates that it will file its securities filings as soon as practicable and will endeavor to resume quotation of its common stock on the OTC-BB.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSON BROTHERS USA, INC.

Date: June 27, 2005	By:	/s/ James R. Emmons
James R. Emmons
Chief Accounting Officer